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                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No. )


Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[x]  Definitive Additional Materials

[ ]  Soliciting Material under Rule 14a-12



                        PROGENICS PHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:
                                                                        --------
     2)  Aggregate number of securities to which transaction applies:
                                                                     -----------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                               -----------------
     4)  Proposed maximum aggregate value of transaction:
                                                         -----------------------
     5)  Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
                                ----------------

     2)  Form, Schedule or Registration Statement No.:
                                                      ----------------
     3)  Filing Party:
                      ----------------

     4)  Date Filed:
                    ----------------



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[PROGENICS LOGO]                              Progenics Pharmaceuticals,Inc.
                                              777 Old Saw Mill River Road
                                              Tarrytown, New York 10591
                                              Direct dial: 914.789.2800
                                              Direct Fax: 914.789.2817




                                  May 15, 2002





Dear Stockholder:

         You recently received a copy of the Company's Proxy Statement and related Notice of Annual Meeting of Stockholders and Letter to Stockholders, each dated April 30, 2002. After printing and mailing a minor error was discovered in the Proxy Statement and related materials in that the day of the week for the Company's Annual Meeting of Stockholders was misidentified. We would like to confirm that the Company's Annual Meeting of Stockholders will be held on Tuesday, June 18, 2002. In the Proxy Statement and related materials, the date of the Annual Meeting of Stockholders was incorrectly stated as Wednesday, June 18, 2002.

         The Company does not intend to distribute new proxy cards or proxy materials. Stockholders should sign and return the proxy card that was previously circulated with the Proxy Statement.


                                   Very truly yours,


                                   /s/ Philip K. Yachmetz
                                   -----------------------------------------
                                   PHILIP K. YACHMETZ
                                   Vice President, General Counsel & Secretary